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                                                                    Exhibit (23)

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 1998 included (or incorporated by reference) in Shared Medical Systems Corporation's 10-K for the year ended December 31, 1997, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-83465, 2-85345, 2-85346, 2-96224, 2-96225, 33-18161, 33-25010, 33-34089, 33-
34410, 33-37742, 33-47572, 33-61967) and S-3 (File Nos. 333-23683 and 333-
47071).



                                                         /S/ Arthur Andersen LLP

Philadelphia, PA
 March 27, 1998